EXHIBIT  23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Peter Kiewit Sons', Inc. on Form S-8 of our report dated March 18, 1994, of our audits of the consolidated financial statements and financial statement schedules of Peter Kiewit Sons', Inc. as of December 25, 1993 and December 26, 1992, and for the three years ended December 25, 1993, which report is included in the Annual Report on Form 10-K of Peter Kiewit Sons', Inc.




                                   /s/ Coopers & Lybrand
                                   COOPERS & LYBRAND



Omaha, Nebraska
April 12, 1994